[SHORE BANCSHARES, INC. LETTERHEAD]


Via Edgar
---------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     RE:  Shore Bancshares, Inc. Form 10-K/A
          File Number 000-22345

Ladies and Gentlemen:

     On March 31, 1999, Shore Bancshares, Inc. (the "Company") filed its Annual Report on Form 10-K. Due to an error in the Edgar transmission beyond the Company's control, portions of the Company's Exhibit 13 to the Form 10-K, the 1998 Annual Report, were inadvertently deleted. Attached please find a Form 10-K/A, which is revised solely to include a complete and correct version of
Exhibit 13. Please be advised that the remainder of the Form 10-K remains unchanged.

     If you have any questions regarding this filing, please do not hesitate to call.

                                        Very truly yours,



                                        /s/ Carol I. Brownawell

                                        Carol I. Brownawell
                                        Treasurer